Exhibit 10.3

November 8, 2013

General Lease Agreement

This lease agreement is signed by and between DASHEN  BUILDING HAWASSA/Nationality ETHIOPIAN/ Address:

S.S. N/P/Hawassa city Kebele 4 Office No. Addis, Owner of the leased  Office Space under this agreement

 (hereinafter referred to as the “LESSOR”) of the One part. And Mr. Michael Tesfaye Wuhib (Nationality Ethiopian)

legal representative of Axiom Corporation Address: A.A. N/S/Bole Sub city Woreda 3 House No. 229

Passport No ___________ (hereinafter referred to as the “LESSEE”) of the other part.

WHEREAS, the Lessee is interested and capable to rent the said office space,

NOW, therefore, In consideration of the covenants and mutual benefits, Lessor and Lessee hereby agree as follows:

1.       DURATION OF THE LEASE AGREEMENT

Initial Period

The initial period of this lease shall be for a period of One year/1 year/.

Extension of the lease period

1.2.1 This lease may be extended by the agreement of the Lessor and Lessee.

1.2.2 Lessee shall make a written request to Lessor if he intends to extend the Lease agreement; such request shall be made by the Lessee one month /1 month/ before the expiry of the lease period.

1.2.3 Lessor shall respond to the request within fifteen /15/ days of receipt of the extension request, extension of the lease period can be effective with consent of the Lessor and Lessee.

2. RENTAL RATE

The monthly rent due and payable to the lessor by lessee shall be Birr 5,985.00  (Five Thousand Nine Hundred Eighty Five Birr Only) Not  to IncludeVAT per month Lessor shall collect the VAT from the Lessee every month and handover the collection to the revenue office.

3. PAYMENT OF RENT

The Lessee shall pay the initial 6 month payment Birr 35,910.00  (Thirty Five Thousand Nine Hundred and Ten Birr Only) on the day signing and notarizing of this Lease Agreement. The Lessor shall issue invoice to the Lessee with the same rent amount. The following payment shall follow the same manner.

4. FORCE MAJEURE

  Either party shall not be liable for non- performance due to force majeure as defined in the Civil Code of Ethiopia of 1960.

5. RIGHTS AND DUTIES OF LESSOR AND LESSEE

5.1 The Lessor shall have the right to monitor whether the Lessee is using the office for appropriate purpose in accordance with the Agreement.

5.2 The Lessor should guarantee that the office is private property and shall not be mortgaged or under auction.

5.3 The Lessee shall have the right to set up and fix advertisement boards on the outside fence.

    5.4 The Lessee shall have the right to set up and fix advertisement boards on the outside fence.

5.5 The Lessee shall pay all taxes and dues emanating from its business activities.

5.6 The Lessee shall pay any utility bills such as electricity and water bills. Lessee shall provide a copy of receipt to lessor every month. The Lessee shall pay all bills payable by the lessee during this Lease Agreement.

    5.7 The Lessee shall be responsible for damage to property or injures or death to any person(s) caused as a result of accidents, fire or any other similar cases emanating within the office due to the Lessee’s negligence.

   5.8 The Lessee shall take full possession of any additional items added for improvement to include: Power Generator, Electrical Panel Upgrade, and Water Tanker etc…

6. Termination of contract

 This contract may be terminated by one of the following reasons:-

  When the period of the contract is ended.
  If the parties fail to fulfill their duties
  If both the parties agree to terminate the contract

ለተከራይ የገባውን ግዴታዎች ይፈፅማል። ከወሰደው የቅድሚያ ክፍያ ውስጥ መመለስ የሚገባውን መጠን ከወጪ ቀሪ ይመልሳል።

አንቀጽ ሰባት

የውል ዘመን

7.1. ይህ ውል ከተፈረመበት ቀን አንስቶ ለሶስት ዓመት የፀና ይሆናል።

7.2. ተከራይ የውሉ ጊዜ ከማለቁ ከ30 /ከሰላሳ/ ቀናት በፊት ውሉ ለተመሳሳይ ጊዜ እንዲራዘምለት በጽሁፍ ሊጠይቅ ይችላል።

7.3. የሚታደሰው ውል ዝርዝር ሁኔታ በተዋዋዮቹ ስምምነት የሚወሰን ሆኖ የውሉ መታደስ ተከራዩ በቀድሞው ውል ውስጥ ግዴታዎችን በሚገባና አጥጋቢ በሆነ ሁኔታ የፈጸመ ከመሆኑ ጋር የተያያዘ ይሆናል።

አንቀጽ ስምንት

ልዩ ልዩ

8.1. ውሉ ፀንቶ በሚቆይበት ጊዜ በውሉ የተደረጉት ስምምነት ያለተዋዋዮቹ የጽሁፍ ስምምነት ሊሻሻሉ ወይም ሊለወጡ አይችሉም።

8.2. ይህ ውል ዛሬ 05/03/2006 ዓ.ም. በአዋሳ ከተማ ተፈረመ።

ስለ አከራይ ዳሽን ባንክ

ስለ ተከራይ

DASHEN BANK NO. 15

ምስክሮች

ስም	ፊርማ	ስም	ፊርማ
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በደቡብ ብ/ብ/ሕ/ክ/መ/ሀዋሳ ከተማ ማዘጋጃ ቤት የመሬት ልማት አስተዳደርና የሥራ ...

በውል ቁጥር 1229/106

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